Exhibit 77O
PACIFIC FUNDS
PF NB Fasciano Small Equity Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2006

							      Comparable 									                  Securities

				Securities
				Purchased	     (1)       (2)            (3)

(1)Name of Issuer 	J. Crew Group, Omniture,   PGT, Inc        N/A
                        Inc.		     Inc.

(2)Description of       Common         Common      Common          N/A
Security (name,         Stock          Stock       Stock
coupon, maturity,
subordination,
common stock,
etc.)

(3)Date of Purchase    06/27/2006       N/A        N/A             N/A

(4)Unit Price          $20.00          $6.50      $14.00           N/A

(5)Current Yield       N/A              N/A        N/A             N/A

(6)Yield to Maturity   N/A              N/A        N/A             N/A

(7)Principal Amount  $432,400,000     $69,550,000 $123,529,406     N/A
of Total Offering

(8)Underwriting      $1.30            $0.455      $0.98            N/A
Spread

(9)Names of          Goldman,         Morgan,    Deutsche          N/A
Underwriters         Sachs & Co.,     Stanley    Bank
(prospectus may      Bear, Stearns    Credit     Securities,
be attached)         & Co. Inc.,      Suisse,    JPMorgan,
                     Banc of          Deutsche   JMP
                     America          Bank       Securities,
                     Securities LLC,  Securties, Raymond James,
                     Citigroup,       JPMorgan   SunTrust
                     Credit Suisse,              Robinson
                     JPMorgan,                   Humphrey
                     Lehman Brothers,
                     Wachovia
                     Securities

(10)Years of         At Least          N/A       N/A               N/A
Continuous           3 Years
Operation

(11)Dollar Amount    $10,000           N/A       N/A               N/A
of Purchase

(12)
% of Offering        0.002%            N/A       N/A               N/A
Purchased by Fund
(13)% of Offering    0.113%            N/A       N/A               N/A
Purchased by
Associated Funds

(14)Sum of (12)      0.115%            N/A       N/A               N/A
and (13)

(15)% of Fund        0.039%            N/A       N/A               N/A
Assets Applied to
Purchase

(16)Name(s) of       Goldman Sachs     N/A       N/A               N/A
Underwriter(s) or
Dealer(s) from whom
Purchased

(17)Is Fund Manager  Yes (Lehman       N/A       N/A               N/A
a Manager or Co-     Brothers Inc. )
manager in
Offering?


PACIFIC FUNDS
PF NB Fasciano Small Equity Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2006


Eligibility (check one):
X  Registered Public Offering
   Eligible Municipal Security
   Eligible Foreign Offering
   Eligible Rule 144A Offering

Other fund purchasers having same investment adviser as Fund.

Check if the following conditions have been met (and discuss any exceptions):

X	The securities were purchased (1) prior to the end of the first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible
Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

X	The securities were offered pursuant to an underwriting or
similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

X	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during a comparable period of time.

X	Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

___	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

X	Percentage of offering purchased by Fund and other funds with same investment adviser did not exceed: (a) for Eligible Rule
144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class.

X	The Fund did not purchase the securities being offered directly or indirectly from an Affiliated Underwriter, /provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal
Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
___	the securities were sold in an Eligible Rule 144A Offering;
___	compliance with the first condition, above, regarding time and price.

Attach copy of written statement for each box checked.

The Fund Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: 6-30-06		Signed:	/s/ Michael Bradler
		            Name:	      Michael Bradler
	                  Title:	Vice President

PACIFIC FUNDS
PF Van Kampen Mid-Cap Growth Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2006

							   Comparable
							   Securities
                  Securities
                  Purchased            (1)          (2)             (3)
(1)Name of        Visicu, Inc      WebMD Health    Genomic          N/A
Issuer                             Corp. Class A   Health,
                                                   Inc.

(2)Description    Common           Common          Common           N/A
of Security       Stock            Stock           Stock
(name, coupon,
maturity,
subordination,
common stock, etc.)
(3)Date of
Purchase          04/04/2006       N/A              N/A             N/A

(4)Unit Price     $16.00          $17.50            $12.00          N/A

(5)Current        N/A              N/A              N/A             N/A
Yield

(6)Yield to       N/A              N/A              N/A             N/A

Maturity

(7)Principal     $96,000,000    $120,750,000       $60,200,664      N/A
Amount of Total
Offering

(8)Underwriting  $1.12          $1.225             $0.882           N/A
Spread

(9)Names of      Morgan         Morgan             JPMorgan,        N/A
Underwriters     Stanley,       Stanley,           Lehman
(prospectus      Wachovia       Citigroup,         Brothers,
may be           Securities,    Goldman,           Piper
attached)        Thomas         Sachs &            Jaffray,
                 Weisel         Co.                Thomas
                 Partners                          Weisel
                 LLC,                              Partners LLC,
                 William                           JMP Securities
                 Blair
                 & Company

(10)Years of     At Least       N/A                N/A              N/A
Continuous       3 years
Operation

(11)Dollar       $2,080         N/A                N/A              N/A
Amount of
Purchase

(12)% of         0.002%         N/A                N/A              N/A
Offering
Purchased
by Fund

(13)% of        0.830%          N/A                N/A              N/A


Offering
Purchased
by Associated
Funds

(14)Sum of (12) 0.832%          N/A                N/A              N/A
and (13)

(15)% of Fund   0.005%          N/A                N/A              N/A
Assets
Applied to
Purchase

(16)Name(s)       Thomas         N/A             N/A                N/A
of Underwriter(s) Weisel
or Dealer(s)      Partners
from whom         LLC
Purchased

(17)Is Fund       Yes            N/A             N/A                N/A
Manager a         (Morgan
Manager or        Stanley &
Co-manager        Co.)
in Offering?

PACIFIC FUNDS
PF Van Kampen Mid-Cap Growth Fund
Report Pursuant to Rule 10f-3
Quarter Ended June 30, 2006

Eligibility (check one):
?  registered public offering
___government security
___Eligible Municipal Security
___Eligible Foreign Offering
___Eligible Rule 144A Offering

Check if the following conditions have been met (and discuss any exceptions):
?	The securities were purchased (1) prior to the end of the
first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities
(excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.

?	The securities were offered pursuant to an underwriting or
similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

?	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting similar securities during a comparable period of time.

?	Except for Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years (including the operations of predecessors).

___	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors) the securities must have been rated within the top three rating categories by an NRSRO.

?	Percentage of offering purchased by the Portfolio and other
funds advised by the same investment adviser (or its affiliates) or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering;
(b) other securities, 25% of principal amount of offering of class. Identify such other purchasers:

?	The Portfolio did not purchase the securities being offered
directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
___	the securities were sold in an Eligible Rule 144A Offering;
___	compliance with the first condition, above, regarding time
and price.

Attach copy of written statement for each box checked.

The Portfolio Manager hereby certifies that the purchase of securities noted above under "Securities Purchased" complies with the Fund's Rule 10f-3 Procedures.

Date: 5/10/2006				Signed:	/s/Dennis Lynch
                                    Name:	      Dennis Lynch
						Title:    	Fund Manager